SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Ranger advertisement published in the New York Times, dated as of August 22, 2001	Item 1

Ranger letter to Computer Associates' stockholders, dated as of August 22, 2001	Item 2

Revised content of http://www.rangergov.com	Item 3

Contents of Items 1-3

A Message to
Computer Associates Shareholders

ISS	-	YES

ISS RECOMMENDS RANGER’S
SLATE OF FOUR NOMINEES

On August 20, 2001, Institutional Shareholder Services (ISS), the nation’s leading independent proxy advisory firm, recommended that Computer Associates shareholders vote FOR the Ranger Governance nominees.

In reaching its decision to recommend that CA shareholders vote FOR the four Ranger Governance nominees, ISS noted that:

“...CA’s current board is much in need of an injection of aggressively independent new blood.”*†

“CA is much in need of a clean break from its past, and in particular from the influence of Mr. Wang, whose continued presence on the board depresses investor confidence in the progress being made.”*†

“With the addition of four Ranger nominees who cannot by even the most skeptical observer be regarded as pliant to management, the company benefits by addition–the addition of credibility, of trust, and of confidence that accounting practices will not be needlessly obfuscatory, that executive compensation will be subjected to meaningful scrutiny, and that customer and employee relations will be given foremost priority.”*†

The Ranger Nominees: A Better Way for CA

If you have submitted a proxy card for Ranger's former full slate of 10 candidates, Ranger will cast your vote for the candidates named above. Because Ranger will nominate only those named above to serve as directors of Computer Associates at the annual meeting on August 29, 2001, other members of the full slate will not be eligible for election and votes for them will not count. Thus, unless you submit a new proxy card, you will lose the opportunity to vote with respect to as many as six of Computer Associates ten directorships.

Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote as recommended by ISS, by signing, dating and mailing the GREEN Proxy.

If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., INC. at (800) 607-0088.

Ranger urges all shareholders to read its definitive proxy statement and its letter to shareholders regarding its minority slate, both of which contain important information. Ranger’s definitive proxy statement was filed with the Securities and Exchange Commission on July 27, 2001. The letter regarding its minority slate was filed with the Securities and Exchange Commission on August 17. Both are available on Ranger’s website at www.rangergov.com.
*Permission to use quotations neither sought nor obtained.
† Institutional Shareholder Services Analysis dated August 20, 2001

August 22, 2001

Dear Fellow Computer Associates Stockholder:

At the urging of some of Computer Associates’ largest institutional holders, Ranger Governance has reduced the number of directors it is seeking to elect to the Board of Computer Associates. Instead of seeking to replace the entire board of CA, we have nominated a “short slate” of four directors who, if elected, would constitute a minority of the Computer Associates’ directors.

Because time is short, please sign and date the enclosed revised GREEN PROXY CARD today. The four Ranger Nominees are committed to bringing greater value to CA shareholders through improved corporate governance, enhanced customer focus, empowered employees and accelerated growth.

LEADING INDEPENDENT ADVISORY FIRMS HAVE RECOMMENDED SHAREHOLDERS VOTE FOR THE RANGER NOMINEES

Two of the largest and most influential corporate governance authorities agree that CA is in need of change and are recommending that the Ranger nominees be elected to CA’s Board!

Institutional Shareholder Services (ISS), the nation’s leading independent proxy advisory firm, recommended in its August 20, 2001 report that its clients vote FOR the Ranger nominees:

“CA is much in need of a clean break from its past, and in particular from the influence of Mr. Wang, whose continued presence on the board depresses investor confidence in the progress being made.” They added, “The revised dissident slate, by contrast, offers instant medicine for what ails CA.”*

The Proxy Monitor, another leading independent proxy advisory firm, recommended in its August 17, 2001 report that its clients vote FOR the Ranger nominees:

“. . . replacing Mr. Wang and three other incumbent directors with a minority of Ranger nominees would bring a welcome breath of fresh air to the Board. Whatever it’s past glories, Computer Associates clearly seems to be a company in need of new direction.”*

CalPERS, the nation’s largest public pension fund, endorsed the Ranger nominees FOR the CA Board:

“CalPERS believes the partial dissident slate will energize the company by its emphasis on improved customer relations, growth through acquisitions and innovation, increased transparency, and enhanced corporate governance practices.”*†

*	Permission to use quotations neither sought nor obtained.
†	CalPERS website: http://calpers-governance.org/alert/proxy/ticker-results.asp?=CA

Why has this man been smiling?

We think we know why.

While CA was trailing its peers by 183% over the last 5 years, Mr. Wang has reaped great rewards for achieving this gross under-performance. In 1998, his Board gave him restricted stock valued at over $600 million. Two months after this grant vested, the stock plummeted and shareholder lawsuits ensued. After an adverse ruling by the Delaware Chancery Court, Mr. Wang settled the shareholder suits and returned millions of these shares. However a few months prior to the settlement, Mr. Wang said he was not worried about losing in the Delaware court:

“I know my directors, my comp committee,” he said, “they’ll make me whole.”*†

That’s right, while CA shareholders were losing money over that five-year period, Mr. Wang received hundreds of millions of dollars in compensation. As The Proxy Monitor points out, this trend seems to be continuing:

“Nevertheless, even in a year as disastrous for the company as the one ending on March 31, Mr. Wang was able to realize a gain of $118 million by exercising options to buy 2.56 million shares of stock.”*††

Institutional Shareholders Services noted in their analysis that the 1998 grant of over $1 billion in stock to CA’s directors:

“. . . has irreparably damaged the credibility of the incumbents, particularly those members of the Compensation Committee that presided over those grants.” They further stated, “Indeed, the company’s poor stock performance over the past several years appears to be attributable at least in part to continuing concerns about management.”*†††

Institutional Shareholder Services states, in their recommendation, that the election of the Ranger nominees to the CA board:

“. . . enhances shareholder value through subtraction—subtraction of four of the most controversial and problematic incumbent CA directors.” They added, “Most importantly, the removal of Mr. Wang will provide reassurance to those who fear that he is still exerting inappropriate influence over Mr. Kumar and the rest of the board.”*†††

*	Permission to use quotations neither sought nor obtained.
†	“The Package that Launched a Dozen Lawsuits” by Anthony Banco, published in Business Week on April 17, 2000.
††	Proxy Monitor Report dated August 17, 2001.
†††	Institutional Shareholder Services analysis dated August 20, 2001.

THE RANGER GOVERNANCE NOMINEES

The Ranger nominees pledge to work with the remaining members of CA’s Board and management to achieve specific goals:

•	Make CA the undisputed leader of the global software industry

•	Move the Company closer to its customers

•	Improve employee relations

•	Propose submitting CA’s “poison pill” to a binding shareholder vote

•	Bring senior management’s compensation in line with performance

Institutional Shareholder Services in its August 20, 2001 report stated:

“. . . CA’s current board is much in need of an injection of aggressively independent new blood.”*

“With the addition of four Ranger nominees . . . the company benefits by addition—the addition of credibility, of trust, and of confidence that accounting practices will not be needlessly obfuscatory, that executive compensation will be subjected to meaningful scrutiny, and that customer and employee relations will be given foremost priority.”*

The Proxy Monitor in its August 17, 2001 report stated:

“As we (hopefully) made clear in our analysis . . . we consider Computer Associates to be a poorly governed company.”*

“All things considered, we agree . . . that the decline in the company’s market value reflects not just the downturn in the technology investment, but inept management as well.”*

Regarding the Ranger nominees: “It’s an ambitious undertaking, but we think its four nominees should be given a chance to reinvigorate the company.”*

*	Permission to use quotations neither sought nor obtained.

We urge you to submit the enclosed, revised GREEN proxy card even if you have previously submitted a GREEN proxy card in support of Ranger’s full slate of ten nominees. If you have submitted a proxy card for the full slate, Ranger will cast your vote for the candidates named above. Because Ranger will not nominate Wendy Lee Gramm, Bob Cook, Dennis Mitchell Crumpler, Mark Cuban, Dixon Doll or Sam Wyly to serve as directors of Computer Associates at the annual meeting on August 29, 2001, those persons will not be eligible for election and votes for them will not count. Thus, unless you submit a new proxy card, you will lose the opportunity to vote with respect to as many as six of Computer Associates ten directorships. We therefore encourage you to fully exercise your right to vote by signing, dating and returning the enclosed GREEN proxy card which will allow us to vote your shares in favor of Ranger’s four present nominees and in favor of six persons expected to be nominated by Computer Associates.

* * * * *

Your vote is extremely important. Whether or not you plan to attend the upcoming stockholders’ meeting, and whether or not you have already submitted a proxy, you are urged to sign and date the enclosed GREEN proxy card and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts. We urge you not to return any proxy sent to you by Computer Associates.

A proxy may be given by any person who held shares of Computer Associates common stock on July 5, 2001, the record date for the upcoming stockholders’ meeting.

Ranger believes that it is in the best interest of stockholders to elect Ranger nominees at the upcoming meeting. We strongly recommend that you vote “for” the election of the Ranger nominees.

Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote for the Ranger Governance slate by signing, dating and mailing the GREEN proxy card. If you have any questions on how to vote your shares, please call our proxy solicitor, MORROW & CO., INC. at (800) 607-0088.

Sincerely,

Ranger Governance, Ltd.

Ranger urges all stockholders to read its definitive proxy statement and its letter to shareholders regarding its minority slate, both of which contain important information. Ranger’s definitive proxy statement was filed with the Securities and Exchange Commission on July 27, 2001. The letter regarding its minority slate was filed with the Securities and Exchange Commission on August 17, 2001. Both are available on Ranger’s website at www.rangergov.com.

The Ranger Governance Plan for Computer Associates

Ranger Definitive Proxy Statement and Supplement

Video: A Better Way for CA

IMPORTANT INFORMATION

On July 27, 2001, Ranger Governance, Ltd. filed a definitive proxy statement with the Securities and Exchange Commission in connection with Ranger's solicitation of proxies to elect its director nominees at the 2001 annual stockholders meeting of Computer Associates International, Inc. Ranger's proxy statement was mailed to Computer Associates stockholders on July 30, 2001. Ranger urges stockholders to read its proxy statement because it contains important information. You may obtain a free copy of Ranger's definitive proxy statement, as well as other soliciting materials that have been filed by Ranger, at the Securities and Exchange Commission's website at www.sec.gov. The definitive proxy statement and other documents filed by Ranger may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-634-4458 or at www.rangergov.com.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in Ranger's solicitation is available in the definitive proxy statement filed by Ranger. In addition, the Ranger Nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.

Stock price quotation data displayed on www.rangergov.com is provided by North American Quotations, Inc. and is delayed at least 20 minutes. Stock charts are provided by Elogic. Shareholder.com and Ranger make no claims concerning the accuracy of the information provided on these pages, and will not be held liable for any use of this information.

Ranger Definitive Proxy Statement and Supplement
IMPORTANT: The following materials are being used in Ranger's solicitation of proxies for the election of directors at the 2001 annual meeting of Computer Associates' shareholders. Each of the following documents contains important information concerning Ranger's solicitation of proxies and should be viewed together accordingly. Ranger has previously filed each of these documents with the Securities and Exchange Commission.

Ranger Definitive Proxy Statement

Supplement to Ranger Definite Proxy Statement

Ranger Press Release:
Modification of Procedure for Soliciting Votes for the Short Slate

Advertisements

The following advertisements regarding the proxy contest have appeared in various newspapers including The Wall Street Journal, The New York Times and The Orlando Sentinel.

ISS Recomends Ranger's...	Ranger Governance Announces...

...Problems of Computer Associates...	Still Smilling Version2

Integrity. Innovation. Accountability.	When is it OK to lose $342,000,000?

A Slate of Proven Leaders	An Open Letter To Computer Associates’ Customers

Why are these men smiling?	Why are these men suing?

Press Releases

  ISS Recommends That Computer Associates Shareholders Vote for the Ranger Governance Nominees – 8.20.01
  Proxy Monitor Recommends That Computer Associates Shareholders Vote for the Ranger Governance Nominees – 8.17.01
  Calpers Supports the Ranger Governance Slate of Nominees – 8.16.01
  Ranger Governance, Ltd. Announces Supplement to Proxy Solicitation to Replace Computer Associates Board Chair and Three Directors – 8.16.01
  Ranger Governance Mails Video to Computer Associates Shareholders – 8.9.01
  Statement of Ranger Governance – 8.1.01
  Ranger Governance Outlines Plan for Computer Associates – 8.1.01
  Ranger Governance Announces Investor Conference Call to Outline Its Plan for Computer Associates – 8.1.01
  Ranger Governance Mails Proxy Statement to Computer Associates Shareholders –7.30.01
  Ranger Responds to Computer Associates' First Quarter Financial Results – 7.23.01
  Ranger Governance Responds to Computer Associates' Letter to Shareholders – 7.19.01
  Ranger Governance Publishes Open Letter to Computer Associates Customers – 7.9.01
  Ranger Governance Adds Two Nominees – 6.29.01
  Computer Associates' Return to Shareholders is Dead Last Among Competitors," Wyly Tells Investors, Analysts – 6.26.01
  Sam Wyly Calls Computer Associates' Top Managers "Arrogant" for Ignoring Majority of Shareholders – 6.25.01
  In Open Letter to Computer Associates Employees, Sam Wyly Outlines Benefits of Ranger Governance Plan – 6.22.01
  Sam Wyly Cites Computer Associates' Chronic Abuse of Customers and Employees as Motivation for Proxy Battle in Personal Letter to Company President and CEO Sanjay Kumar – 6.21.01